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AVERY DENNISON CORPORATION

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2022 Proxy Season Stockholder Engagement Spring 2022

Safe Harbor Statement Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Forward-looking statements also include those related to the acquisition of Vestcom, including its effect on our long-term targets and future financial results. We believe that the most significant risk factors that could affect our financial performance in the near-term include: (i) the impacts to underlying demand for our products and/or foreign currency fluctuations from global economic conditions, political uncertainty, changes in environmental standards and governmental regulations, including as a result of COVID-19; (ii) the availability of raw materials; (iii) competitors' actions, including pricing, expansion in key markets, and product offerings; (iv) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; and (v) the execution and integration of acquisitions, including our acquisition of CB Velocity Holdings, LLC (“Vestcom”). Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: COVID-19 International Operations – worldwide and local economic and market conditions; changes in political conditions; and fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets Our Business – fluctuations in demand affecting sales to customers; fluctuations in the cost and availability of raw materials and energy; changes in our markets due to competitive conditions, technological developments, environmental standards, laws and regulations, and customer preferences; the impact of competitive products and pricing; execution and integration of acquisitions, including our acquisition of Vestcom; selling prices; customer and supplier concentrations or consolidations; financial condition of distributors; outsourced manufacturers; product and service quality; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; successful implementation of new manufacturing technologies and installation of manufacturing equipment; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; and collection of receivables from customers Income Taxes – fluctuations in tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; retention of tax incentives; outcome of tax audits; and the realization of deferred tax assets Information Technology – disruptions in information technology systems or data security breaches, including cyber-attacks or other intrusions to network security; and successful installation of new or upgraded information technology systems Human Capital – recruitment and retention of employees; and collective labor arrangements Our Indebtedness – credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest rates; volatility of financial markets; and compliance with our debt covenants Ownership of Our Stock – potential significant variability of our stock price and amounts of future dividends and share repurchases Legal and Regulatory Matters – protection and infringement of intellectual property; impact of legal and regulatory proceedings, including with respect to environmental, anti-corruption, health and safety, and trade compliance Other Financial Matters – fluctuations in pension costs and goodwill impairment For a more detailed discussion of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2021 Form 10-K, filed with the Securities and Exchange Commission on February 23, 2022. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

Global scale; nearly 200 operating locations Innovative materials science capabilities; vertically integrated in adhesives Innovative process technology Operational and commercial excellence Industry-leading innovations enabling functionality and sustainability Label and Graphic Materials (LGM) 2021 net sales of $5.4B (65% of total net sales) Largest global provider of self-adhesive materials for packaged goods and variable information labeling Leading provider of graphic and reflective solutions Retail Branding and Information Solutions (RBIS) 2021 net sales of $2.2B (26% of total net sales) Largest global provider of tickets, tags and labels, sustainable packaging, and RFID and other solutions for branding and information management purposes for retail and other end markets Industrial and Healthcare Materials (IHM) 2021 net sales of $0.8B (9% of total net sales) Leading provider of tapes, fasteners and medical pressure-sensitive adhesive based materials and products Business Segments Highlights Sustainable competitive advantages ~36K Employees 50+ Countries with operations $14.6B Market cap(1) $8.4B 2021 Net sales (1) As of March 28, 2022 Avery Dennison at a Glance We are a global materials manufacturer of branding and information labeling solutions and functional materials for the consumer goods, apparel, food, logistics, industrial and healthcare industries.

2025 Goals 2021 Results 3% absolute GHG reduction every year (26% cumulative by 2025)(1) 48% cumulative(2) 100% certified paper 70% Forest Stewardship Council (FSC)-certified face paper 91% certified 81% FSC (face paper) 95% landfill-free 75% waste recycled 94% landfill-free 67% recycled(2) 70% of films we buy conform to, or enable end products to conform to, our environmental and social guiding principles 70% of chemicals we buy conform to, or enable end products to conform to, our environmental and social guiding principles 97% of films 96% of chemicals 70% of revenues from sustainability-driven products LGM: 50% RBIS: 55% 40% women in manager level and above 35% Maintain world-class safety and employee engagement scores 0.21 Recordable Incident Rate (RIR) 82% engagement Publicly commit to goals/report progress Published ESG Download and Integrated Report ESG Spotlight: Leading in an Environmentally and Socially Responsible Manner Following our biennial materiality assessment, in 2021 we reframed our 2025 goals into three broader goals we are aiming to achieve by 2030 that better reflect the ESG challenges facing our company and stakeholders (1) GHG baseline and actual data are from Q3 YTD comparisons (Q3 2015 to Q3 2021). (2) 2021 waste and recycling data are from Q3 YTD. 2030 Goals Targets Reduce the environmental impact in our operations and supply chain Reduce out Scope 1 and 2 emissions by 70% (against 2015 baseline) and work with our supply chain to reduce Scope 3 emissions by 30% (against 2018 baseline) by 2030 – with an ambition of net zero by 2050 Source 100% of paper fiber from certified sources, focusing on a deforestation-free future Divert 95% of waste away from landfills, with a minimum of 80% of our waste recycled and the remainder either reused, composted or sent to energy recovery Deliver a 15% increase in water efficiency at our sites that are located in high risk countries as identified in the World Resources Institute Aqueduct Tool Deliver innovations that advance the circular economy Satisfy the recycling, composting or reuse requirements of all single-use consumer packaging and apparel with our products and solutions Metrics: RBIS: 100% of core product categories meet our third-party verified Sustainable ADvantageTM standard LGM: 100% of standard label products contain recycled or renewable content; all regions have labels that enable circularity of plastics Make a positive social impact by enhancing the livelihood of our people & communities Foster an engaged team and inclusive workplace by ensuring our employees represent the community in which they live and work Metrics: 85% inclusion index, 82%+ employee engagement, 40% women in manager level or above positions, 0.2 RIR Support employee participation in Avery Dennison Foundation grants and foster the well-being of local communities Our ESG website at esg.averydennison.com provides a comprehensive overview of our strategies and goals, as well as downloadable reports, policies, and indices. In response to stockholder feedback and broader stakeholder interest, we reported our 2021 EEO-1 data in our March 2022 ESG Download.

Director Nominee Demographics Lead Independent Director; primary responsibilities: Preside over executive sessions of independent directors and Board meetings where Chairman/CEO is not present Serve as liaison between Chairman/CEO and independent directors Approve Board meeting agendas and schedules Call meetings of independent directors Consult and meet with our stockholders Diverse Director Nominees Drive Balanced Board and Robust Oversight Our Board oversees, counsels and ensures management is serving the best interests of our company and stockholders, with the goal of maximizing the performance of our businesses and delivering long-term value for all our stakeholders Andres Lopez President & CEO, O-I Glass Anthony Anderson Retired Vice Chair & Managing Partner, Ernst & Young Bradley Alford Retired Chairman & CEO, Nestlè USA Ken Hicks Chairman, President & CEO, Academy Sports + Outdoors Julia Stewart Chair & CEO, Alurx Martha Sullivan Retired CEO, Sensata Technologies Mitchell Butier Chairman & CEO, Avery Dennison Patrick Siewert Managing Director & Partner, The Carlyle Group Avg. 63 Years Avg. 11.5 Years 63% Diverse From Underrepresented Communities 38% Female 25% *Data as of March 2022 88% independent Regular Board refreshment and succession planning

Matrix of Director Nominee Skills and Qualifications (1 of 2)

Our Board's ongoing director succession planning is designed to ensure an independent, well-qualified Board, with diversity in skills, qualifications and demographic backgrounds that enables effective independent oversight and aligns with our business strategies and ESG priorities.

	Alford	Anderson	Butier	Hicks	Lopez	Siewert	Stewart	Sullivan
GOVERNANCE GUIDELINES CRITERIA[1]								
Independent	✓	✓		✓	✓	✓	✓	✓
Senior Leadership Experience	✓	✓	✓	✓	✓		✓	✓
Industry Experience	✓		✓	✓	✓	✓	✓	✓
Global Exposure	✓	✓	✓	✓	✓	✓	✓	✓
Board Experience	✓	✓		✓	✓	✓	✓	✓
Financial Experience		✓	✓			✓		
INDUSTRY EXPERIENCE								
Software/Digital/Cybersecurity[2]								
Retail/Dining				✓			✓	
Packaging			✓		✓			
Consumer Goods	✓			✓		✓		
Industrial Goods			✓					✓
Materials Science			✓					

[1] Information as of March 2022. Governance Guidelines criteria defined on page 14 of 2022 Proxy Statement.
[2] Departing Director Mark Barrenechea had this expertise, which is among the skills the Governance Committee and our Board will seek in new directors.

Spring 2022 2022 Proxy Season Stockholder Engagement

AVERY DENNISON 6

* Information as of March 2022. DEMOGRAPHIC BACKGROUND Tenure (years)* 12 9 5 14 5 16 19 9 Age* 65 66 50 69 59 66 66 65 Mandatory Retirement Year 2029 2028 2044 2025 2035 2028 2028 2029 Gender Female ü ü Male ü ü ü ü ü ü Non-Binary Gender Race/Ethnicity Black or African American ü Hispanic or Latino ü White ü ü ü ü ü ü ü Asian (including South Asian) Native Hawaiian or Pacific Islander Native American or Alaska Native ü LGBTQ+ Veteran ü Lives/Has Lived Abroad ü ü ü ü Matrix of Director Nominee Demographic Backgrounds (2 of 2) Reflecting our values, our Board recognizes the benefits of diversity in the boardroom, including the healthy debate that results from different viewpoints that may stem from diverse backgrounds Alford Sullivan Anderson Butier Hicks Lopez Siewert Stewart

Annual Long-Term 88% Performance-Based Annual fixed-cash compensation Generally around market median Drives performance consistent with our company’s financial goals for the year Financial Modifier 60% Adjusted EPS 20% Adjusted Sales Growth 20% Free Cash Flow Individual performance modifier based on achievement against predetermined strategic objectives, including ESG progress 100% Financial Performance 50% Relative TSR(1) 50% Cumulative EVA(2) Three-year cliff vesting Relative TSR payout capped at 100% if absolute TSR is negative 100% Financial Performance 100% Absolute TSR(3) Vest over four-years based on one-, two-, three-, and four-year performance periods Average 2.5-year performance period Base Salary (12%) Annual Incentive Plan (AIP) Award (17%) Performance Units (PUs) (36%) Market-Leveraged Stock Units (MSUs) (35%) CEO Pay-for-Performance 2021 Compensation Overview Note, Percentages reflect 2021 target TDC. (1) Relative TSR compares our TSR to the TSR of companies in a peer group satisfying objective criteria for industry classification and revenue size, the names of which are disclosed on page 71 of our 2022 proxy statement (2) Economic Value Added (EVA) is a measure of financial performance calculated by deducting the economic cost associated with the use of capital (weighted average cost of capital multiplied by average invested capital) from after-tax operating profit (3) Absolute TSR measures the return that we provided our stockholders, including stock price appreciation and dividends paid (assuming reinvestment of dividends) Targeting constant, three-year TDC to align with our long-term approach to planning our strategies and setting our financial and sustainability targets AIP targets generally established at or above midpoint of annual guidance and consistent with achievement of our long-term financial goals LTI awards provide higher realized compensation for exceeding performance targets and downside risk (up to and including cancellation) for failing to achieve threshold performance, with EVA targets set consistent with our externally communicated long-term financial goals for earnings growth and ROTC ESG-related contributions considered in annual individual performance evaluation Rigorous Compensation Structure Informed by Stockholder Feedback The Compensation Committee establishes our CEO’s Total Direct Compensation (TDC) to incent strong operational, financial performance and superior stockholder value creation, as well as advance our strategic and ESG priorities

Annual election of directors Majority voting in director elections Single class of outstanding voting stock Director nominees 88% independent Robust Lead Independent Director role Regular director succession planning and Board refreshment Robust, ongoing stockholder engagement program Continuous executive succession planning and leadership development Annual Board evaluations Mandatory director retirement policy at age 72 with no exemptions or waivers allowed or granted Governance Guidelines Strong Committee governance Direct access to management and experts Market-standard proxy access No supermajority voting requirements No poison pill No exclusive forum or fee-shifting bylaws Stockholder Rights Board Governance Commitment to Strong Corporate Governance Practices Our corporate governance program reflects our values and facilitates our Board's independent oversight of our company, and our executive compensation program aligns with our long-term financial goals and business strategies 88% of CEO 2021 target TDC tied to company performance 71% of CEO 2021 target TDC equity-based to incent delivery of long-term stockholder value Rigorous stock ownership policy; requires CEO ownership of ~6x base salary, with 50%+ held in vested shares Double-trigger equity vesting requires termination of employment after change of control YE 2021 three-year average burn rate of 0.58%, in line with 50th percentile of S&P 500 companies Compensation clawback in event of accounting restatement Independent compensation consultant retained and serving at direction of Compensation Committee Annual Compensation Committee evaluation and charter review Periodic formal risk assessment of compensation policies and practices Releases from liability and restrictive covenants for departing executives Compensation Committee review of NEO tally sheets reflecting all compensation components Executive Compensation

Appendix A: Financial Highlights

Drive outsized growth in high-value categories Focus relentlessly on productivity Allocate capital effectively Grow profitability in our base businesses Sustainable Value Creation Fueled by Consistent Execution of Key Strategies Lead in an environmentally and socially responsible manner GDP+ growth and top-quartile returns driving continued superior value creation Reported Sales Change Sales Change Ex. Currency Reported EPS Adjusted EPS Net Cash Provided by Operating Activities Free Cash Flow (In millions)

Disciplined Capital Allocation Driving Long-Term Stockholder Value Capital Allocation In 2017-2021, we allocated over $2 billion to acquisitions and venture investments and nearly $2 billion to dividends and share repurchases We also invested in our businesses to support organic growth and pursued complementary and synergistic acquisitions, including Vestcom in Q3 2021 We raised our quarterly dividend rate by ~10% in April 2021 – after having raised it by ~7% in October 2020 – reflecting our strong recovery from the extraordinary impact of COVID-19 in mid-2020 5-Year Cumulative Total Stockholder Return Stockholder Value Creation Over the last 5 years, we have created significant stockholder value, outperforming the S&P 500 and the median of the S&P Industrials and Materials indices on a cumulative TSR basis We experienced strong TSR in 2021 despite the uncertain macroeconomic environment during most of the year as a result of COVID-19, delivering TSR of over 40% and outperforming the S&P 500 and the median of the S&P Industrials and Materials indices (1) (1) Includes venture investments (2) Based on median of companies in both subsets as of December 31, 2021

Appendix B: Reconciliation of Non-GAAP Financial Measures from GAAP

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures as defined by SEC rules. We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP. Based on feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessments of our performance and operating trends, as well as liquidity. Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, outcomes of certain legal proceedings, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on venture investments and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing. We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for quarters and year-to-date periods, as applicable. We use the following non-GAAP financial measures in this presentation: • Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, an extra week in our fiscal year and the calendar shift resulting from the extra week in the prior fiscal year, currency adjustment for transitional reporting of highly inflationary economies, and the reclassification of sales between segments. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations. • Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures. We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period. •Adjusted net income per common share, assuming dilution (adjusted EPS), refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution. Adjusted net income is income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items. Adjusted tax rate is the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to the enactment of the U.S. Tax Cuts and Jobs Act (TCJA), where applicable, and other items. We believe that adjusted EPS assists investors in understanding our core operating trends and comparing our results with those of our competitors. • Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, certain acquisition-related transaction costs and the cash contributions related to the termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases and acquisitions.

Reconciliation of Non-GAAP Financial Measures from GAAP

Reconciliation of Non-GAAP Financial Measures from GAAP

Reconciliation of Non-GAAP Financial Measures from GAAP

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